Exhibit 99.2

Biogen to Acquire Apellis, Enhancing the Company’s Growth Portfolio in Immunology and

Rare Disease, Bolstering Growth Outlook and Accelerating Expansion into Nephrology

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Acquisition will bring two differentiated commercialized immunology medicines to Biogen with EMPAVELI® FDA-approved in three indications, including two rare kidney diseases, and SYFOVRE® FDA-approved in geographic atrophy, an immune-mediated retinal disease

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Bringing together Biogen and Apellis’ commercialization capabilities will maximize the potential of both EMPAVELI® and SYFOVRE®, while Apellis’ talent and expertise will accelerate Biogen’s entry into nephrology and augment launch readiness for felzartamab, currently in Phase 3

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Acquisition is expected to bolster Biogen’s near and long-term growth prospects, adding immediate revenue from two products with significant growth potential; 2025 net product revenue for EMPAVELI® and SYFOVRE® together was $689 million, expected to grow at a rate in the mid-to-high teens at least through 2028

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Biogen to acquire Apellis for a price of $41 per share in cash representing an upfront equity consideration of approximately $5.6 billion and a contingent value right (CVR) per share payable upon achievement of certain thresholds related to global net sales of SYFOVRE®

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Financially attractive transaction expected to be increasingly accretive to non-GAAP diluted earnings per share (EPS) starting in 2027 and expected to meaningfully increase Biogen’s non-GAAP EPS compounded annual growth rate (CAGR) through the end of the decade

•	Biogen to host investor conference call today at 8:30 a.m. ET

Cambridge, Mass. and Waltham, Mass – March 31, 2026 – Biogen Inc. (Nasdaq: BIIB) and Apellis Pharmaceuticals, Inc. (Nasdaq: APLS) today announced the companies have entered into a definitive agreement under which Biogen has agreed to acquire all outstanding shares of Apellis for $41.00 per share in cash at closing, or approximately $5.6 billion. Apellis stockholders will also receive a nontransferable CVR for each Apellis share held, entitling the holder to receive two payments of $2 per share each, contingent on certain annual global net sales thresholds being met for SYFOVRE®.

The addition of Apellis, a leader in advancing treatments for serious, complement-driven diseases, is expected to enhance Biogen’s short- and long-term revenue growth profile by adding two commercialized differentiated immunology and rare disease medicines to its growth portfolio. EMPAVELI® and SYFOVRE® add immediate sales revenue to Biogen, having achieved combined net sales of $689 million in 2025, which is expected to grow at a rate in the mid-to-high teens at least through 2028.

EMPAVELI® is FDA-approved in rare immune-mediated kidney diseases (C3G and primary IC-MPGN) and in PNH and SYFOVRE® is FDA-approved in geographic atrophy secondary to age related macular degeneration, an immune-mediated retinal disease. Apellis brings an established U.S. sales infrastructure and capabilities, including in nephrology, that Biogen believes will accelerate and strengthen Biogen’s commercial readiness for

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felzartamab, which is currently in Phase 3 studies for three kidney diseases with the first trial readout expected in the first half of 2027. Upon closing, Biogen expects a significant proportion of Apellis employees to join the company. Biogen will continue to work with Sobi, which retains commercial rights to EMPAVELI® (Aspaveli® in the EU) outside the U.S.

“Consistent with our strategy, this acquisition immediately advances Biogen’s ongoing transformation. The addition of Apellis expands our growth portfolio in immunology and rare disease with two approved, best-in-class medicines that complement our existing portfolio and bolsters our near-and long-term growth potential,” said Christopher A. Viehbacher, Biogen’s President and Chief Executive Officer. “We look forward to welcoming Apellis employees to Biogen. We believe our combined capabilities and experience will allow us to maximize the potential of SYFOVRE® and EMPAVELI®, while Apellis’ talent, expertise and field capabilities will further strengthen Biogen, deepening the foundation for our growing nephrology franchise with felzartamab and serving many more patients with immune-mediated retinal disease.”

“I am incredibly proud of the Apellis team and what we have achieved, including bringing two transformational medicines – SYFOVRE® and EMPAVELI® – to patients and building an innovative pipeline leveraging our deep expertise in complement science,” said Cedric Francois, M.D., Ph.D., co-founder and Chief Executive Officer of Apellis. “With Biogen’s extensive experience with immunology and rare disease, we believe this transaction will accelerate our impact and enable us to reach more patients. This transaction represents a compelling outcome for our shareholders and a strong validation of our strategy, scientific innovation, and execution.”

Two differentiated, complement therapies to enhance Biogen’s growth portfolio and expand Biogen’s nephrology capabilities

EMPAVELI® (pegcetacoplan) is a targeted complement component 3 (C3) therapy designed to regulate excessive activation of the complement cascade, a part of the body’s immune system. EMPAVELI® has been approved with a broad label for adults and adolescents with C3 glomerulopathy (C3G) or primary IC-MPGN (primary immune-complex membranoproliferative glomerulonephritis) that also includes data on patients with post-transplant C3G disease recurrence. In the Phase 3 VALIANT study, EMPAVELI® demonstrated a 68% reduction in proteinuria, stabilization of kidney function, and substantial clearance of C3 deposits (as measured by C3 staining by biopsy), compared to placebo.

•	Positive results were seen in adolescent and adult patients with C3G and primary IC-MPGN and in C3G patients with post-transplant disease recurrence.

•	EMPAVELI® is the only FDA-approved treatment for pediatric patients (12+ years) with C3G and the only FDA-approved treatment for patients with post-transplant C3G disease recurrence.

•	EMPAVELI® is also the first and only FDA-approved treatment for both adult and pediatric (12+ years) populations in primary IC-MPGN.

•	EMPAVELI®/Aspaveli® is also approved for the treatment of adults with paroxysmal nocturnal hemoglobinuria (PNH) in the United States, European Union, and other countries globally.

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SYFOVRE® (pegcetacoplan injection) is an approved therapy for geographic atrophy (GA) secondary to age-related macular degeneration. By targeting C3, SYFOVRE has been shown to provide comprehensive control of the complement cascade, part of the body’s immune system. SYFOVRE® was approved based on positive results from the Phase 3 OAKS and DERBY studies at 24 months, which included a broad and representative patient population.

•	In these studies, SYFOVRE® reduced the rate of geographic atrophy (GA) lesion growth compared to sham treatment.

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The treatment demonstrated increasing effects over time, with the greatest benefit — up to 36% reduction in lesion growth with monthly treatment in the DERBY study — occurring between months 18 and 24.

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In November 2025, Apellis presented a post-hoc analysis of its five-year long-term efficacy data from the GALE open-label extension study, showing SYFOVRE® delayed GA lesion progression by approximately 1.5 years in patients with nonsubfoveal GA when compared to sham/projected sham.

•	SYFOVRE® is approved in the United States and Australia.

•	Apellis has completed a clinical trial for a SYFOVRE® prefilled syringe (PFS) and plans to submit its application for FDA approval in the first half of 2026.

Transaction brings significant opportunity for value creation

Upon closing of the transaction, expected in the second quarter of 2026, the addition of Apellis is expected to add commercial products to Biogen that together recorded $689 million in revenue in 2025, and which are expected to grow at a rate in the mid-to-high teens at least through 2028.

This transaction is expected to strengthen Biogen’s revenue and EPS growth potential and is expected to be increasingly accretive to Biogen’s Non-GAAP diluted EPS starting in 2027. Importantly, the transaction is expected to meaningfully increase Biogen’s non-GAAP EPS compounded annual growth rate (CAGR) through the end of the decade. Biogen expects to finance the acquisition with a combination of cash and borrowings and believes it can fully de-lever by the end of 2027, allowing it to maintain financial flexibility for future investments.

Biogen plans to update full year 2026 guidance when it reports earnings for the first quarter of 2026.

Transaction and financial details

Under the terms of the agreement, Biogen will commence a tender offer to acquire all of the outstanding shares of Apellis common stock for $41 per share in cash at closing (representing an 86% premium to the 90-day volume-weighted average stock price and a 35% premium to the 52-week high stock price) and a non-transferable CVR per share. Each CVR represents the right to receive a cash payment of $2 per share if SYFOVRE® achieves $1.5 billion in annual global net sales in any calendar year between 2027 and 2030, a right to receive an additional cash payment of $2 per share if SYFOVRE® achieves $2 billion in annual global net sales in any of these calendar years, and, if these thresholds are not met and no CVR payment is due for any of these years, but if SYFOVRE® achieves $2 billion in annual global net sales in the 2031 calendar year, a cash payment of $4 per share. Upon the successful completion of the tender offer, Biogen will acquire all remaining Apellis shares that are not tendered into the tender offer through a second-step merger at the same consideration.

The transaction, which was approved by the boards of directors of both companies, is subject to successful completion of the tender offer, customary closing conditions, and the receipt of necessary regulatory approvals.

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Conference Call Details

Biogen will host an investor call on March 31, at 8:30 a.m. ET. The conference call will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation will also be accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.

Advisors

Lazard acted as sole financial advisor and Cravath, Swaine & Moore LLP and Arnold & Porter acted as legal advisors to Biogen. Evercore acted as sole financial advisor and Wachtell, Lipton, Rosen & Katz and WilmerHale acted as legal advisors to Apellis.

About Geographic Atrophy (GA)

Geographic atrophy (GA) is an advanced form of age-related macular degeneration and a leading cause of blindness worldwide, impacting more than one million Americans and five million people worldwide.1,2 It is a progressive and irreversible disease caused by the growth of lesions, which destroys the retinal cells responsible for vision. Vision loss caused by GA severely impairs independence and quality of life by making it difficult to participate in daily activities. While rates of progression vary between patients, on average, it takes 2.5 years for GA lesions to start impacting the fovea, which is responsible for central vision.3

About C3 Glomerulopathy (C3G) and Primary Immune-Complex Membranoproliferative Glomerulonephritis (IC-MPGN)

C3G and primary IC-MPGN are rare and debilitating kidney diseases that can lead to kidney failure. Excessive C3 deposits are a key marker of disease activity, which can lead to kidney inflammation, damage, and failure. Approximately 50% of people living with C3G and primary IC-MPGN suffer from kidney failure within five to 10 years of diagnosis, requiring a burdensome kidney transplant or lifelong dialysis therapy.4-6 Additionally, approximately 90% of patients who previously received a kidney transplant will experience disease recurrence.7

About SYFOVRE® (pegcetacoplan injection)

SYFOVRE® (pegcetacoplan injection) is the first-ever approved therapy for geographic atrophy (GA) secondary to AMD. By targeting C3, SYFOVRE is designed to provide comprehensive control of the complement cascade, part of the body’s immune system. SYFOVRE is approved in the United States for the treatment of GA secondary to age-related macular degeneration.

About EMPAVELI®/Aspaveli ® (pegcetacoplan)

EMPAVELI®/Aspaveli® (pegcetacoplan) is a targeted C3 therapy designed to regulate excessive activation of the complement cascade, part of the body’s immune system, which can lead to the onset and progression of many serious diseases. It is the first treatment approved in the United States for C3 glomerulopathy (C3G) or primary immune complex membranoproliferative glomerulonephritis (IC-MPGN) in patients 12 years of age or older, to reduce proteinuria. EMPAVELI/Aspaveli® is also approved for the treatment of adults with paroxysmal nocturnal hemoglobinuria (PNH) in the United States, European Union, and other countries globally, and for the treatment of C3G and primary IC-MPGN in the European Union and other countries globally. EMPAVELI is being evaluated for the treatment of additional rare diseases.

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U.S. Important Safety Information for SYFOVRE® (pegcetacoplan injection)

CONTRAINDICATIONS

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SYFOVRE is contraindicated in patients with ocular or periocular infections, in patients with active intraocular inflammation, and in patients with hypersensitivity to pegcetacoplan or any of the excipients in SYFOVRE. Systemic hypersensitivity reactions (e.g., anaphylaxis, rash, urticaria) have occurred.

WARNINGS AND PRECAUTIONS

•	Endophthalmitis and Retinal Detachments

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Intravitreal injections, including those with SYFOVRE, may be associated with endophthalmitis and retinal detachments. Proper aseptic injection technique must always be used when administering SYFOVRE to minimize the risk of endophthalmitis. Patients should be instructed to report any symptoms suggestive of endophthalmitis or retinal detachment without delay and should be managed appropriately.

•	Retinal Vasculitis and/or Retinal Vascular Occlusion

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Retinal vasculitis and/or retinal vascular occlusion, typically in the presence of intraocular inflammation, have been reported with the use of SYFOVRE. Cases may occur with the first dose of SYFOVRE and may result in severe vision loss. Discontinue treatment with SYFOVRE in patients who develop these events. Patients should be instructed to report any change in vision without delay.

•	Neovascular AMD

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In clinical trials, use of SYFOVRE was associated with increased rates of neovascular (wet) AMD or choroidal neovascularization (12% when administered monthly, 7% when administered every other month and 3% in the control group) by Month 24. Patients receiving SYFOVRE should be monitored for signs of neovascular AMD. In case anti-Vascular Endothelial Growth Factor (anti-VEGF) is required, it should be given separately from SYFOVRE administration.

•	Intraocular Inflammation

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In clinical trials, use of SYFOVRE was associated with episodes of intraocular inflammation including: vitritis, vitreal cells, iridocyclitis, uveitis, anterior chamber cells, iritis, and anterior chamber flare. After inflammation resolves, patients may resume treatment with SYFOVRE.

•	Increased Intraocular Pressure

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Acute increase in IOP may occur within minutes of any intravitreal injection, including with SYFOVRE. Perfusion of the optic nerve head should be monitored following the injection and managed as needed.

ADVERSE REACTIONS

•	Most common adverse reactions (incidence ≥5%) are ocular discomfort, neovascular age-related macular degeneration, vitreous floaters, conjunctival hemorrhage.

Please see full Prescribing Information for more information. for more information.

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U.S. Important Safety Information for EMPAVELI® (pegcetacoplan)

BOXED WARNING: SERIOUS INFECTIONS CAUSED BY ENCAPSULATED BACTERIA

EMPAVELI, a complement inhibitor, increases the risk of serious infections, especially those caused by encapsulated bacteria, such as Streptococcus pneumoniae, Neisseria meningitidis, and Haemophilus influenzae type B. Life-threatening and fatal infections with encapsulated bacteria have occurred in patients treated with complement inhibitors. These infections may become rapidly life-threatening or fatal if not recognized and treated early.

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Complete or update vaccination for encapsulated bacteria at least 2 weeks prior to the first dose of EMPAVELI, unless the risks of delaying therapy with EMPAVELI outweigh the risks of developing a serious infection. Comply with the most current Advisory Committee on Immunization Practices (ACIP) recommendations for vaccinations against encapsulated bacteria in patients receiving a complement inhibitor.

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Patients receiving EMPAVELI are at increased risk for invasive disease caused by encapsulated bacteria, even if they develop antibodies following vaccination. Monitor patients for early signs and symptoms of serious infections and evaluate immediately if infection is suspected.

Because of the risk of serious infections caused by encapsulated bacteria, EMPAVELI is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the EMPAVELI REMS.

CONTRAINDICATIONS

•	Hypersensitivity to pegcetacoplan or to any of the excipients

•	For initiation in patients with unresolved serious infection caused by encapsulated bacteria including Streptococcus pneumoniae, Neisseria meningitidis, and Haemophilus influenzae type B

WARNINGS AND PRECAUTIONS

Serious Infections Caused by Encapsulated Bacteria

EMPAVELI, a complement inhibitor, increases a patient’s susceptibility to serious, life-threatening, or fatal infections caused by encapsulated bacteria including Streptococcus pneumoniae, Neisseria meningitidis (caused by any serogroup, including non-groupable strains), and Haemophilus influenzae type B. Life-threatening and fatal infections with encapsulated bacteria have occurred in both vaccinated and unvaccinated patients treated with complement inhibitors. The initiation of EMPAVELI treatment is contraindicated in patients with unresolved serious infection caused by encapsulated bacteria.

Complete or update vaccination against encapsulated bacteria at least 2 weeks prior to administration of the first dose of EMPAVELI, according to the most current ACIP recommendations for patients receiving a complement inhibitor. Revaccinate patients in accordance with ACIP recommendations considering the duration of therapy with EMPAVELI. Note that ACIP recommends an administration schedule in patients receiving complement inhibitors that differs from the administration schedule in the vaccine prescribing information. If urgent EMPAVELI therapy is indicated in a patient who is not up to date with vaccines against encapsulated bacteria according to ACIP recommendations, provide the patient with antibacterial drug prophylaxis and administer these vaccines as soon as possible. The benefits and risks of treatment with EMPAVELI, as well as the benefits and risks of antibacterial drug prophylaxis in unvaccinated or vaccinated patients, must be considered against the known risks for serious infections caused by encapsulated bacteria.

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Vaccination does not eliminate the risk of serious encapsulated bacterial infections, despite development of antibodies following vaccination. Closely monitor patients for early signs and symptoms of serious infection and evaluate patients immediately if an infection is suspected. Inform patients of these signs and symptoms and instruct patients to seek immediate medical care if these signs and symptoms occur. Promptly treat known infections. Serious infection may become rapidly life-threatening or fatal if not recognized and treated early. Consider interruption of EMPAVELI in patients who are undergoing treatment for serious infections.

EMPAVELI is available only through a restricted program under a REMS.

EMPAVELI REMS

EMPAVELI is available only through a restricted program under a REMS called EMPAVELI REMS, because of the risk of serious infections caused by encapsulated bacteria. Notable requirements of the EMPAVELI REMS include the following:

Under the EMPAVELI REMS, prescribers must enroll in the program. Prescribers must counsel patients about the risks, signs, and symptoms of serious infections caused by encapsulated bacteria, provide patients with the REMS educational materials, ensure patients are vaccinated against encapsulated bacteria at least 2 weeks prior to the first dose of EMPAVELI, prescribe antibacterial drug prophylaxis if patients’ vaccine status is not up to date and treatment must be started urgently, and provide instructions to always carry the Patient Safety Card both during treatment, as well as for 2 months following last dose of EMPAVELI. Pharmacies that dispense EMPAVELI must be certified in the EMPAVELI REMS and must verify prescribers are certified.

Further information is available at www.empavelirems.com or 1-888-343-7073.

Infusion-Related Reactions

Systemic hypersensitivity reactions (eg, facial swelling, rash, urticaria, pyrexia) have occurred in patients treated with EMPAVELI, which may resolve after treatment with antihistamines. Cases of anaphylaxis leading to treatment discontinuation have been reported. If a severe hypersensitivity reaction (including anaphylaxis) occurs, discontinue EMPAVELI infusion immediately, institute appropriate treatment, per standard of care, and monitor until signs and symptoms are resolved.

Monitoring Paroxysmal Nocturnal Hemoglobinuria (PNH) Manifestations after Discontinuation of EMPAVELI

After discontinuing treatment with EMPAVELI, closely monitor for signs and symptoms of hemolysis, identified by elevated LDH levels along with sudden decrease in PNH clone size or hemoglobin, or reappearance of symptoms such as fatigue, hemoglobinuria, abdominal pain, dyspnea, major adverse vascular events (including thrombosis), dysphagia, or erectile dysfunction. Monitor any patient who discontinues EMPAVELI for at least 8 weeks to detect hemolysis and other reactions. If hemolysis, including elevated LDH, occurs after discontinuation of EMPAVELI, consider restarting treatment with EMPAVELI.

Interference with Laboratory Tests

There may be interference between silica reagents in coagulation panels and EMPAVELI that results in artificially prolonged activated partial thromboplastin time (aPTT); therefore, avoid the use of silica reagents in coagulation panels.

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ADVERSE REACTIONS

Most common adverse reactions in adult patients with PNH (incidence ≥10%) were injection site reactions, infections, diarrhea, abdominal pain, respiratory tract infection, pain in extremity, hypokalemia, fatigue, viral infection, cough, arthralgia, dizziness, headache, and rash.

Most common adverse reactions in adult and pediatric patients 12 years of age and older with C3 glomerulopathy (C3G) or primary immune-complex membranoproliferative glomerulonephritis (IC-MPGN) (incidence ≥10%) were injection-site reactions, pyrexia, nasopharyngitis, influenza, cough, and nausea.

USE IN SPECIFIC POPULATIONS

Females of Reproductive Potential

EMPAVELI may cause embryo-fetal harm when administered to pregnant women. Pregnancy testing is recommended for females of reproductive potential prior to treatment with EMPAVELI. Advise female patients of reproductive potential to use effective contraception during treatment with EMPAVELI and for 40 days after the last dose.

Please see full Prescribing Information, including Boxed WARNING regarding serious infections caused by encapsulated bacteria, and Medication Guide.

About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patients’ lives and to create value for shareholders and our communities. We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth. We routinely post information that may be important to investors on our website at www.biogen.com. Follow us on social media—Facebook, Instagram, LinkedIn, X, YouTube.

About Apellis

Apellis is a global biopharmaceutical company leading the way in complement science to develop life-changing therapies for some of the most challenging diseases patients face. We ushered in the first new class of complement medicine in 15 years and now have two C3-targeting medicines approved to treat four serious diseases. Breakthroughs for patients include the first-ever therapy for geographic atrophy, a leading cause of blindness, and the first treatment for patients 12 and older with C3G or primary IC-MPGN, two severe, rare kidney diseases. We believe we have only begun to unlock the potential of targeting C3 across many serious diseases. For more information, please visit http://apellis.com or follow us on LinkedIn and X.

Biogen Forward-Looking Statements

This press release contains forward-looking statements that are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the PSLRA) with the intention of obtaining the benefits of the “Safe Harbor” provisions of the PSLRA. This presentation and discussions during this conference call contain forward-looking statements, relating to: the expected timetable for completing the proposed transaction, benefits of the proposed transaction, financing of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction including Biogen non-GAAP EPS and non-GAAP EPS growth, and the expected revenue growth for EMPAVELI® and SYFOVRE® following the proposed transaction. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

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Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

We caution that these statements are subject to risks and uncertain ties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: the timing to consummate the proposed transaction; the risk that the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated or conditions that Biogen is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; the possibility that the net sales thresholds for the CVR payments are never met; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; potential business uncertainty, including changes to existing business relationships during the pendency of the proposed transaction that could affect financial performance; legal proceedings; governmental regulation; the ability to retain management and other personnel; that all or any of the contingent consideration will become payable on the terms described herein; the accuracy of Biogen’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; Biogen’s ability to increase its manufacturing capabilities for its products and product candidates; and other economic, business, or competitive factors; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov. These statements speak only as of the date of this presentation and the discussions during this conference call and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated, or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Apellis Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed transactions between Biogen and

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Apellis, the expected timetable for completing the proposed transactions, the potential benefits of the transactions, the potential consideration amount from the proposed transactions, the terms of the merger agreement and the CVR agreement, compensation and benefits to be provided to continuing employees, future opportunities for the combined company and any other statements about Apellis management’s future expectations, beliefs, goals, plans or prospects. Apellis may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including among other things, the risk that the proposed transactions may not be completed in a timely manner, or at all, which may adversely affect Apellis’s business and the price of Apellis common stock; the possibility that closing conditions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed acquisition; uncertainty regarding how many of the Apellis’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the proposed transactions; uncertainty as to the ultimate transaction costs; the possibility that the milestone payments related to the CVR will never be achieved and that no milestone payments may be made; the effect of the announcement or pendency of the proposed transactions on the trading price of Apellis common stock or Apellis’s business, operating results and relationships with collaborators, vendors, competitors and others; risks that the proposed transactions or transaction-related uncertainty may disrupt Apellis’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from Apellis’s ongoing business operations; the risk that stockholder litigation or legal proceedings in connection with the proposed transactions may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the proposed transactions; the outcome of any stockholder litigation or legal proceedings that may be instituted against Apellis related to the merger agreement or the proposed transactions; changes in the Apellis’s businesses during the period between announcement and closing of the proposed transactions; whether the results of the Company’s clinical trials for EMPAVELI, SYFOVRE, or any of its future products will warrant regulatory submissions to the FDA or equivalent foreign regulatory agencies and whether the Company will make regulatory submissions when anticipated; the rate and degree of market acceptance and clinical utility of EMPAVELI, SYFOVRE and any future products for which we receive marketing approval will impact our commercialization efforts; whether data from the Company’s clinical trials will be available when anticipated; whether results obtained in clinical trials will be indicative of results that will be generated in future clinical trials or in the real world setting; whether the Company’s products will generate the revenues projected by the Company, the Company will achieve profitability or maintain profitability, if achieved; whether the Company cash resources, together with its projected revenues, will fund its operations through profitability; and other factors discussed in the “Risk Factors” section of Apellis’ Annual Report on Form 10-K with the Securities and Exchange Commission on February 24, 2026 and in other filings that Apellis may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION

The tender offer referenced herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares of Apellis or any other securities, nor is it a substitute for the tender offer materials that Biogen or its acquisition subsidiary will file with the SEC. The terms and conditions of the tender offer will be published in, and the offer to purchase common stock of Apellis will be made only pursuant to, the offer document and related offer materials prepared by Biogen and its acquisition subsidiary and filed with the SEC in a tender offer statement on Schedule TO at the time the tender offer is commenced.

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THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND Apellis SECURITYHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK.

The tender offer materials, including the offer to purchase and the related letter of transmittal and certain other tender offer documents, and the solicitation/recommendation statement (when they become available) and other documents filed with the SEC by Biogen or Apellis, may be obtained free of charge at the SEC’s website at www.sec.gov or at Apellis’ website at https://investors.apellis.com/news-releases or at Biogen’s website at https://www.biogen.com/. In addition, Biogen’s tender offer statement and other documents it will file with the SEC will be available at https://investors.biogen.com/.

Biogen Digital Media Disclosure

From time to time, we have used, or expect in the future to use, our investor relations website (investors.biogen.com), the Biogen LinkedIn account (linkedin.com/company/biogen-) and the Biogen X account (https://x.com/biogen) as a means of disclosing information to the public in a broad, non-exclusionary manner, including for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Accordingly, investors should monitor our investor relations website and these social media channels in addition to our press releases, SEC filings, public conference calls and websites, as the information posted on them could be material to investors.

References:

1.	Rudnicka AR, Jarrar Z, Wormald R, et al. Age and gender variations in age-related macular degeneration prevalence in populations of European ancestry: a meta analysis. Ophthalmology 2012;119:571–580.

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Wong WL, Su X, Li X, et al. Global prevalence of age-related macular degeneration and disease burden projection for 2020 and 2040: a systematic review and meta-analysis. Lancet Glob Health 2014;2:e106–116.

3.	Lindblad AS, et al, and AREDS Research Group. Arch Ophthalmol. 2009;127(9):1168-1174.

4.	Smith RJH, et al. Nat Rev Nephrol. 2019;15(3):129-143.

5.	Servais A, et al. Kidney Int. 2012;82(4):454-464.

6.	Zand L, et al. J Am Soc Nephrol. 2014;25(5):1110-1117.

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Tarragón, B, et al. C3 Glomerulopathy Recurs Early after Kidney Transplantation in Serial Biopsies Performed within the First 2 Years after Transplantation. Clinical Journal of the American Society of Nephrology. August 2024; 19(8)1005-1015.

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MEDIA CONTACTS: Biogen Madeleine Shin + 1 781 464 3260 public.affairs@biogen.com Apellis Tracy Vineis +1 617 420 4830 media@apellis.com	INVESTOR CONTACTS: Biogen Tim Power +1 781 464 2442 IR@biogen.com Apellis Eva Stroynowski +1 617 938 6229 ir@apellis.com

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